UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

HF FOODS GROUP INC

(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6001 W. Market Street Greensboro, NC (Address of Principal Executive Offices)	27409 (Zip Code)

Registrant’s telephone number, including area code: (336) 268-2080

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2020, Russell T. Libby accepted the appointment of the Company’s Board of Directors, effective July 1, 2020, to fill the vacancy on the Board of Directors created by the resignation of Ms. Zhehui Ni. Mr. Libby will serve until the next annual election of directors and until his successor is elected and qualified.

Russell T. Libby, 54, held numerous positions of increasing responsibility within the leadership of Sysco Corp. from 2007 through 2019, most recently Executive Vice President-Administration and Corporate Secretary. Prior to his career with Sysco, he served as president, COFRA North America, and vice president - legal, for Good Energies, Inc., investment advisors to private equity and venture capital funds owned by COFRA Holding A.G., a Swiss international conglomerate. Mr. Libby began his career in 1991 as a corporate associate with Arnall Golden Gregory, LLP, a full-service law firm in Atlanta. In 1995, he joined Liuski International, Inc., a computer distribution and manufacturing company, as general counsel, vice president-human resources and secretary. In 1988 he received his bachelor of arts degree in international relations from the University of Virginia in Charlottesville and, in 1991, he earned a J.D. degree from Emory University School of Law in Atlanta. We believe Mr. Libby’s qualifications to sit on our board of directors include his knowledge of food distribution management and operations, mergers and acquisitions, business environment, and financial markets.

As an independent director, Mr. Libby will be appointed to serve on the Audit Committee, the Compensation Committee, the Nominations Committee, and the Special Transactions Review Committee.

Mr. Libby has executed a letter agreement reflecting the terms of his appointment, including the standard compensation for the Company’s independent directors and other normal terms relating to confidentiality and avoidance of conflicts of interest, a copy of which is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On March 23, 2020, HF Group issued a press release announcing the appointment of Mr. Libby to the Company’s Board of Directors, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
5.1	Form of Letter Agreement between HF Foods Group Inc. and Russell T. Libby
99.1	Press Release dated March 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: March 23, 2020	/s/ Zhou Min Ni
Zhou Min Ni
Chairman and Co-Chief Executive Officer